SEI LIQUID ASSET TRUST
SEI TAX EXEMPT TRUST
SEI DAILY INCOME TRUST
SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI ASSET ALLOCATION TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI INSURANCE PRODUCTS TRUST
ADVISER MANAGED TRUST
NEW COVENANT FUNDS
 SEI CATHOLIC VALUES TRUST

Approval of Joint Fidelity Bond

VOTED:	That the Trustees, including a majority of the Trustees who are not “interested persons” (the “Independent Trustees”), as such term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”), of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, SEI Insurance Products Trust, Adviser Managed Trust, New Covenant Funds and SEI Catholic Values Trust (each, a “Trust” and together, the “Trusts”) find that the participation in the Joint Fidelity Bond presented at the meeting of the Trustees is in the best interests of the Trusts, and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, such Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million;

VOTED:	That the Trustees, including a majority of the Independent Trustees, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums based on the relative premiums that would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:	That the proper officers of the Trusts be, and they hereby are, authorized to execute and deliver an agreement, substantially similar to the one set forth in the materials for this meeting, on behalf of the Trusts, regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond, as required by Rule 17g-l(f) under the 1940 Act; and

VOTED:	That the officers of the Trusts are hereby directed to:

(1)  File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Joint Fidelity Bond or amendment thereof: (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Independent Trustees, approving the amount, type, form and coverage of the bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount of the single insured bonds the Trusts would have provided or maintained had they not been named as insureds under the bond, (iv) a statement as to the period for which the premiums for the bond have been paid, (v) a copy of each agreement between the Trusts and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreements within 10 days after the execution of such amendment;

(2)    File with the SEC, in writing, within five days after the making of a claim under the bond by a Trust, a statement of the nature and amount thereof;

(3)    File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim made under the bond by a Trust; and

(4)    Notify by registered mail each member of the Board of Trustees at his or her last known residence of: (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim made under the bond by a Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim made under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

CAUSEWAY CAPITAL MANAGEMENT TRUST

Approval of Joint Fidelity Bond

RESOLVED,	that the Trustees find that the Trust’s participation in the Joint Fidelity Bond issued through Continental Casualty Company as lead carrier and the additional carriers more fully described in the Board materials, is in the best interests of the Trust, and the proper officers of the Trust are authorized to purchase, with the advice of legal counsel to the Trust, a Joint Fidelity Bond on behalf of the Trust in the amount of $40 million;

RESOLVED,	that the Trustees find that, taking into consideration (a) the number of the other parties named as insured, (b) the nature of the business activities of such other parties, (c) the amount of the joint insured bond, (d) the amount of the premium for such bond, (e) the ratable allocation of the premium among all parties named as insureds, and (f) the extent to which the share of the premium allocated to the Trust is less than the premium the Trust would have had to pay if it had provided and maintained a single insured bond, the premium of $9,040 for the Trust with respect to such Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond;

RESOLVED,	that the proper officers of the Trust are authorized to execute and deliver an Agreement in the form included in the Board materials on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the 1940 Act;

RESOLVED,	that the officers of the Trust are directed to:

(1)   File with the SEC within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Independent Trustees, approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, (v) a copy of each agreement between the Trust and all other named insureds entered into pursuant to Rule 17g-l(f) under 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

(2)   File with the SEC, in writing, within five days after the making of a claim under the bond by the Trust, a statement of the nature and amount thereof;

(3)   File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trust; and

(4)   Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company; and

RESOLVED,	that, Lisa Whittaker is designated to make or cause to be made the filings and give the notices required by SEC Rule 17g-1(g).

THE ADVISORS’ INNER CIRCLE FUND
THE ADVISORS’ INNER CIRCLE FUND II
BISHOP STREET FUNDS

Approval of Joint Fidelity Bond

VOTED:	That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and the Bishop Street Funds (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per occurrence.

VOTED:	That the Trustees find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relativeasset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:	That the proper officers of the Trusts hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”);

VOTED:	That the officers of the Trusts are hereby directed to: (1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trusts and all other named insures entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

THE ADVISORS’ INNER CIRCLE FUND III
O’CONNOR EQUUS
WINTON SERIES TRUST
WINTON DIVERSIFIED OPPORTUNITIES FUND
WINTON DIVERSIFIED OPPORTUNITIES FUND LTD.

Approval of Joint Fidelity Bond

VOTED:	That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund III, O’Connor EQUUS and Winton Series Trust (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per occurrence.

VOTED:	That the Trustees find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relativeasset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:	That the proper officers of the Trusts hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”);

VOTED:	That the officers of the Trusts are hereby directed to: (1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trusts and all other named insures entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI STRUCTURED CREDIT FUND, L.P.

Approval of Joint Fidelity Bond

RESOLVED:	That the Directors find that the participation in the Joint Fidelity Bond is the best interests of the SEI Structured Credit Fund, L.P. (the “Fund”), that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Fund, a Joint Fidelity Bond on behalf of the Fund in the amount of $40 million.

RESOLVED:	That the Directors find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Fund would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond.

RESOLVED:	That the proper officers of the Fund hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Fund regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940.

RESOLVED:	That the officers of the Fund are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Directors including a majority of the Directors who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Fund, (iii) a statement showing the amount the Fund would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Fund and all other named insured entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Funds, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Fund; and

(4) Notify by registered mail each member of the Board of Directors at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Fund at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

THE KP FUNDS

Approval of Joint Fidelity Bond

VOTED:	That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The KP Funds (the “Trust”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trust, a Joint Fidelity Bond on behalf of the Trust in the amount of $40 million per occurrence.

VOTED:	That the Trustees find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trust participating in the Joint Fidelity Bond;

VOTED:	That the proper officers of the Trust hereby are authorized to execute and deliver an Agreement, in substantially the form presented at this Meeting, on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”);

VOTED:	That the officers of the Trust are hereby directed to: (1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons” (as such term is defined in the 1940 Act), approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trust and all other named insures entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2)   File with the SEC, in writing, within five days after the making of a claim under the bond by the Trust, a statement of the nature and amount thereof;

(3)   File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trust; and

(4)   Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.